MOORE STEPHENS
ELLIS FOSTER LTD.
      CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada V6J 1G1
Telephone: (604) 737-8117 Facsimile: (604) 714-5916
Website: www.ellisfoster.com
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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 2005 in the Form SB-2 Registration Statement and the related Prospectus of China Media1 Corp. for the registration of up to 6,971,016 shares of its common stock.



                                            /s/ Moore Stephens Ellis Foster Ltd.
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                                                 Chartered Accountants
Vancouver, British Columbia, Canada
December 16, 2005


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MSEFA partnership of incorporated professionals


      An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited - members in principal cities throughout the world